As filed with the Securities and Exchange Commission on November 12, 1996
                      Registration Statement No. 333-15905

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                               Amendment No. 1 to

                                    FORM S-3

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933


                          ALLIANCE PHARMACEUTICAL CORP.
             (Exact name of registrant as specified in its charter)

                               New York 14-1644018
                  (State or other jurisdiction (I.R.S. Employer
            of incorporation or organization) Identification Number)

                             3040 Science Park Road
                               San Diego, CA 92121
                                 (619) 558-4300
   (Address, including zip code, and telephone number, including area code of registrant's principal executive offices)

     DUANE J. ROTH President Alliance Pharmaceutical Corp. 3040 Science Park Road San Diego, CA 92121 (619) 558-4300 (Name, address, including zip code, and telephone number, of agent for service of process)


                                    Copy to:


                              Melvin Epstein, Esq.
                            Stroock & Stroock & Lavan
                              Seven Hanover Square
                             New York, NY 10004-2594


            Approximate date of commencement of proposed sale to the
             public: As soon as practicable after this Registration
                          Statement becomes effective.


     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]


                         CALCULATION OF REGISTRATION FEE

                                       Proposed               Proposed
                                       Maximum                Maximum
Title of Shares      Amount to be      Aggregate Price        Aggregate               Amount of
to be Registered     Registered(1)     Per Unit (1)           Offering Price (1)      Registration Fee (2)

Common Stock
$.01 par value....   3,934,782 shares   $11.50 per share      $45,250,000             $13,712.12


     (1) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) on the basis of the average of the high and low prices of the Common Stock reported on the Nasdaq National Market on November 5, 1996.

     (2) Previously paid.

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.

     The estimated expenses in connection with the offering, all of which will be borne by the Registrant, are as follows:


SEC Registration Fee                             13,712.12
Blue Sky Fees and Expenses                        5,000.00
Legal Fees and Expenses                          10,000.00
Accounting Fees and Expenses                      4,000.00
Miscellaneous                                     1,287.88
                                                ----------
  Total                                         $34,000.00
                                                ==========


Item 15.  Indemnification of Directors and Officers.

     Reference is made to Article VI of the By-Laws of the Company (filed as Exhibit 3(b) to the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 1989) and to Sections 721-727 of the New York Business Corporation Law, which, among other things and subject to certain conditions, authorize the Company to indemnify each of its officers and directors against certain liabilities and expenses incurred by such persons in connection with claims made by reason of their being such officers or directors.

Item 16.  Exhibits and Financial Statement Schedules.

(a)     List of Exhibits
 5.     Opinion of Stroock & Stroock & Lavan, counsel for Registrant.**
23.(a)  Consent of Stroock & Stroock & Lavan (included in Exhibit 5 hereof).**
(b)     Consent of Ernst & Young LLP, Independent Auditors.*
 24.    Power of Attorney.**

---------
  *   Previously filed
  **  Filed herewith


Item 17.  Undertakings.

     (a) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (b)  The undersigned registrant hereby undertakes that:

     (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time it was declared effective.

     (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

       (d)  The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

     (i) To include any prospectus required by Section 10(c)(3) of the Securities Act of 1933;

     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     provided, however, that paragraphs (d)(1)(i) and (d)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused Amendment No. 1 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on November 12, 1996.

                                    ALLIANCE PHARMACEUTICAL CORP.
                     (Registrant)


Date: November 12, 1996             By: /s/ Duane J. Roth
                                    -----------------------

                                    Duane J. Roth
                                    President



     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on November 12, 1996, by the following persons in the capacities indicated.



 /s/ Duane J. Roth                 Chairman of Board of Directors,
---------------------              Chief Executive Officer
     Duane J. Roth


 /s/ Theodore D. Roth              Executive Vice President
-----------------------            and Chief Financial Officer
      Theodore D. Roth             (Chief Financial Officer)

 /s/ Tim T. Hart                   Treasuer and Controller
------------------------           (Chief Accounting Officer)
     Tim T. Hart


               *                   Director
----------------------
Dr. Pedro Cuatrecasas


             *                     Director
-----------------------
Carroll O. Johnson


               *                   Director
------------------------
Stephen M. McGrath


               *                   Director
------------------------
Donald E. O'Neill


               *                   Director
------------------------
Dr. Helen M. Ranney


               *                   Director
------------------------
Dr. Jean G. Riess


               *                   Director
-------------------------
Dr. Thomas F. Zuck


*by:  /s/ Theodore D. Roth
      --------------------
        Theodore D. Roth
        Attorney-in-Fact